Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-160307 on Form S-4 of our report dated March 4, 2009 (June 26, 2009 as to Notes 21 and 24, and as to the effects of the adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51, described in Note 3) which report expresses an unqualified opinion and includes an explanatory paragraph related to the retrospective adjustment of the 2008, 2007 and 2006 consolidated financial statements for the adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51, relating to the consolidated financial statements and financial statement schedule of Hughes Network Systems, LLC appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP
Baltimore, Maryland
July 17, 2009